Exhibit 99.5

Community Healthcare Trust Incorporated
Unaudited Pro Forma Consolidated Financial Statements
(Unaudited)

Community Healthcare Trust Incorporated (the "Company", "we", "our", or "us") is a Maryland corporation that has elected to be taxed as a real estate investment trust. The Company was formed in March 2014 to acquire, own and manage healthcare properties that are leased to physicians, hospitals and healthcare delivery systems.

In May 2015, we completed our initial public offering ("IPO") and a concurrent private placement to certain directors and officers of the Company, pursuant to which we issued an aggregate of 7,311,183 shares of our common stock, including shares issued upon exercise of the underwriters' option to purchase additional shares in full, and received an aggregate of approximately $127.5 million of net proceeds, after underwriter's discount and other closing expenses. In April 2016, we completed a follow-on public offering (the "2016 Equity Offering") of 5,175,000 shares of our common stock, including shares issued upon exercise of the underwriters' option to purchase additional shares in full, and received an aggregate of approximately $86.1 million of net proceeds, after underwriter's discount and other closing expenses. We contributed the net proceeds from these equity offerings and concurrent private placement to Community Healthcare OP, LP, a Delaware limited partnership (the "Operating Partnership"). The Company serves as sole general partner of the Operating Partnership and owns its assets and conducts its business through the Operating Partnership. The Company owns 100% of the Operating Partnership and consolidates the assets, liabilities and results of operations of the Operating Partnership. Neither the Company nor the Operating Partnership had any revenue-generating business activity prior to the completion of the IPO in May 2015.

During 2015, the Company invested in 40 real estate properties and funded one mortgage note (the "2015 Properties"). During the first six months of 2016, the Company acquired 7 real estate properties, including the funding and subsequent conversion of one mortgage note upon acquisition of the property securing the mortgage note (the "2016 Properties"). The Company's total aggregate investment in its real estate properties and mortgage note was approximately $205.0 million at June 30, 2016. In addition, the Company has one property under a definitive purchase agreement for an estimated net cash purchase price of approximately $3.2 million that it expects to close in 2016 and that it has determined probable for purposes of complying with Rule 3-14 of the Securities and Exchange Commission ("SEC") Regulation S-X (the "Property Under Contract").

The accompanying unaudited pro forma consolidated balance sheet is presented to reflect the historical consolidated balance sheet of the Company at June 30, 2016 and has been adjusted to give effect of the acquisition of the Property Under Contract as if it had been completed on June 30, 2016. The historical consolidated balance sheet already reflects the acquisition of the 2015 Properties and the 2016 Properties, as well as the IPO and the 2016 Equity Offering. All acquisitions have been recorded in accordance with the accounting policies outlined in the Company's Annual Report on Form 10-K for the year ended December 31, 2015, and as have been updated in Form 10-Q and other subsequent filings with the Securities and Exchange Commission.

The accompanying unaudited pro forma consolidated statement of operations for the six months ended June 30, 2016 is presented to reflect the historical results of operations of the Company as adjusted to give effect to the acquisition or financing of the 2016 Properties, the acquisition of the Property Under Contract, and the use of net proceeds under the Company's 2016 Equity Offering, as if they had been completed on January 1, 2015. Certain of the acquisitions had no prior leasing activity or a new leasing arrangement was entered into at the acquisition closing date. For purposes of the unaudited pro forma statement of operations, the contractual leasing arrangement entered into at the acquisition closing date has been reported as rental revenue to give effect to the contractual leasing arrangement as if it had been in place on January 1, 2015.

The accompanying unaudited pro forma consolidated statement of operations for the year ended December 31, 2015 is presented to reflect the historical results of operations of the Company for the period from the IPO through December 31, 2015 as adjusted to give effect to the acquisition or financing of the 2015 Properties, the acquisition or funding of the 2016 Properties, the acquisition of the Property Under Contract, and the use of net proceeds under the Company's IPO and the Company's 2016 Equity Offering, as if they had all been completed on January 1, 2015. Certain of the acquisitions had no prior leasing activity or a new leasing arrangement was entered into at the acquisition closing date. For purposes of the unaudited pro forma statement of operations, the contractual leasing arrangement entered into at the acquisition closing date has been reported as rental revenue to give effect to the contractual leasing arrangement as if it had been in place on January 1, 2015.

The accompanying unaudited pro forma financial statements should be read in conjunction with the audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2015 and with subsequent Form 10-Q and other subsequent filings with the SEC. We have based the unaudited pro forma adjustments on available information and assumptions that we believe are reasonable. The accompanying unaudited pro forma consolidated financial statements are presented for informational purposes only and are not necessarily indicative of what our actual financial position would have been as of June 30, 2016 had the acquisition of the Property Under Contract been completed on June 30, 2016; or what the actual results of operations would have been for the six months ended June 30, 2016 had the acquisition of the 2016 Properties and the acquisition of the Property Under Contract and the application of the net proceeds under the Company's 2016 Equity Offering been completed on January 1, 2015; or what the actual results of operations would have been for the year ended December 31, 2015 had the acquisition or financing of the 2015 Properties, the acquisition or funding of the 2016 Properties, the acquisition of the Property Under Contract, and the application of the net proceeds under the Company's IPO and the Company's 2016 Equity Offering been completed on January 1, 2015. The accompanying unaudited pro forma consolidated financial statements are not indicative of future results of operations or financial condition of the Company and should not be viewed as indicative of future results of operations or financial condition of the Company. The Company is currently performing due diligence procedures relating to the Property Under Contract and provides no assurance as to the timing of when or if the transaction will actually close.

Community Healthcare Trust Incorporated
Unaudited Pro Forma Consolidated Balance Sheet
As of June 30, 2016
(Dollars in thousands, except per share amounts)
(Unaudited)

	Historical Community Healthcare Trust Incorporated	Property Under Contract	Company Pro Forma
	(A)	(B)
ASSETS
Real estate properties
Land and land improvements	$22,601	$321	$22,922
Buildings, improvements, and lease intangibles	171,407	2,888	174,295
Personal property	81	—	81
Total real estate properties	194,089	3,209	197,298
Less accumulated depreciation	(11,350)	—	(11,350)
Total real estate properties, net	182,739	3,209	185,948
Cash and cash equivalents	10,920	(3,229)	7,691
Mortgage note receivable, net	10,872	—	10,872
Other assets, net	3,082	—	3,082
Total assets	$207,613	$(20)	$207,593

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Revolving credit facility	$—	$—	$—
Accounts payable and accrued liabilities	2,521	—	2,521
Other liabilities	3,625	—	3,625
Total liabilities	6,146	—	6,146

Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.01 par value; 50,000,000 shares authorized	—	—	—
Common stock, $0.01 par value; 450,000,000 shares authorized	129	—	129
Additional paid-in capital	213,912	—	213,912
Cumulative net loss	(832)	(20)	(852)
Cumulative dividends	(11,742)	—	(11,742)
Total stockholders' equity	201,467	(20)	201,447
Total liabilities and stockholders' equity	$207,613	$(20)	$207,593

Community Healthcare Trust Incorporated
Unaudited Pro Forma Consolidated Statement of Operations
For the Six Months Ended June 30, 2016
(Dollars in thousands, except share and per share amounts)
(Unaudited)

	Historical Community Healthcare Trust Incorporated	2016 Properties	Property Under Contract	Other Pro Forma Adjustments	Company Pro Forma
	(AA)	(BB)	(CC)	(DD)
REVENUES
Rental income	$8,203	$1,488	$138	$—	$9,829
Tenant reimbursements	2,062	167	2	—	2,231
Mortgage interest	1,097	(594)	—	—	503
	11,362	1,061	140	—	12,563

EXPENSES
Property operating	2,277	299	2	—	2,578
General and administrative	1,701	(468)	—	—	1,233
Depreciation and amortization	6,147	1,002	102	—	7,251
Bad Debts	30	—	—	—	30
	10,155	833	104	—	11,092
OTHER INCOME (EXPENSE)
Interest expense	(602)	—	—	325	(277)
Interest and other income, net	19	—	—	—	19
	(583)	—	—	325	(258)

NET INCOME	$624	$228	$36	$325	$1,213

INCOME PER COMMON SHARE (EE):
Net income per common share – Basic	$0.06				$0.10
Net income per common share – Diluted	$0.06				$0.10

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING-BASIC	9,774,782				12,686,183
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING-DILUTED	9,834,050				12,745,451

Community Healthcare Trust Incorporated
Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2015
(Dollars in thousands, except share and per share amounts)
(Unaudited)

	Historical Community Healthcare Trust Incorporated	2015 Properties	2016 Properties	Property Under Contract	Other Pro Forma Adjustments	Company Pro Forma
	(FF)	(GG)	(HH)	(II)	(JJ)
REVENUES
Rental income	$6,364	$7,306	$5,636	$276	$—	$19,582
Tenant reimbursements	1,964	1,494	721	3	—	4,182
Mortgage interest	304	890	—	—	—	1,194
	8,632	9,690	6,357	279	—	24,958

EXPENSES
Property operating	2,012	1,794	1,319	4	—	5,129
General and administrative	2,472	(832)	—	—	218	1,858
Depreciation and amortization	5,204	5,148	3,542	204	—	14,098
Bad Debts	71	—	—	—	—	71
	9,759	6,110	4,861	208	218	21,156
OTHER INCOME (EXPENSE)
Interest expense	(364)	—	—	—	(190)	(554)
Interest and other income, net	35	—	—	—	—	35
	(329)	—	—	—	(190)	(519)

NET INCOME (LOSS)	$(1,456)	$3,580	$1,496	$71	$(408)	$3,283

INCOME (LOSS) PER COMMON SHARE (KK):
Net income (loss) per common share – Basic	$(0.31)					$0.26
Net income (loss) per common share – Diluted	$(0.31)					$0.26

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING-BASIC	4,726,925					12,686,183
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING-DILUTED	4,726,925					12,758,327

Notes to Unaudited Pro Forma Consolidated Financial Statements
(Dollars in thousands except shares and per share data)

1. Adjustments to the Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2016

        (A)-Represents the historical balance sheet of Community Healthcare Trust Incorporated as of June 30, 2016.

        (B)-Reflects the expected completion of the acquisition of one property under contract, Mercy Health Medical Office Building, which is assumed to be funded with cash on hand. Estimated acquisition costs for this transaction have been reflected as additional cumulative net loss. The allocation of the estimated $3.2 million purchase price for this acquisition is preliminary and is based upon the Company's best estimate of fair value using available information.

2. Adjustments to the Unaudited Pro Forma Consolidated Statement of Operations for the Six Months Ended June 30, 2016

        (AA)-Represents the historical consolidated statement of operations of Community Healthcare Trust Incorporated for the six months ended June 30, 2016 and has been derived from the unaudited consolidated statement of operations included in the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2016, filed with the Securities and Exchange Commission ("SEC") on August 11, 2016. This historical consolidated statement of operations reflects the operations of the properties acquired during the six months ended June 30, 2016 (the "2016 Properties") from the date they were acquired or financed.

        (BB)-This adjustment reflects the operations of the 2016 Properties for the six months ended June 30, 2016 as if they had been acquired on January 1, 2015. The Other Acquisitions column below includes the aggregate operations of the insignificant acquisitions of Londonderry Centre, NovaMed Surgery Center, and the funding of a mortgage note securing Chicago Behavioral Hospital and subsequent acquisition of that property. The historical consolidated statement of operations of Community Healthcare Trust Incorporated reflects $594 of mortgage interest related to the Chicago Behavioral Hospital mortgage note which is eliminated and replaced by the pro forma rental income for the property as a result of the subsequent acquisition of the property. The pro forma adjustment for general and administrative expenses eliminates transaction costs incurred related to the acquisition of the 2016 Properties. The pro forma adjustment to depreciation and amortization for the 2016 Properties reflects estimated useful lives ranging from 20 years to 40 years for buildings and ranging from 2.3 years to 6.3 years for the at-market lease intangibles. The following table summarizes the operations for these investments acquired or financed during the six months ended June 30, 2016.

	Parkway Professional Plaza	Treasure Coast Medical Pavilion	Rockside Medical	Other Acquisitions	Other Adjustments	Total 2016 Properties
REVENUES
Rental income	$37	$198	$320	$933	$—	$1,488
Tenant reimbursements	3	69	36	59	—	167
Mortgage interest	—	—	—	(594)	—	(594)
	40	267	356	398	—	1,061

EXPENSES
Property operating	8	69	155	67	—	299
General and administrative	—	—	—	—	(468)	(468)
Depreciation and amortization	29	119	357	497	—	1,002
Bad Debts	—	—	—	—	—	—
	37	188	512	564	(468)	833
OTHER INCOME (EXPENSE)
Interest expense	—	—	—	—	—	—
Interest and other income, net	—	—	—	—	—	—
	—	—	—	—	—	—

NET INCOME (LOSS)	$3	$79	$(156)	$(166)	$468	$228

        (CC)-This adjustment reflects the expected completion of the acquisition of the Property Under Contract, Mercy Health Medical Office Building, as if it had been acquired on January 1, 2015. For purposes of the pro forma, we assumed the Company would fund this acquisition with cash on hand. Depreciation and amortization expense has been estimated based on a preliminary allocation of the purchase price based on the Company's best estimate of fair value using available information and reflects an estimated useful life of 30 years for the building and 4.3 years for the at-market lease intangibles.

        (DD)-Interest expense reflects the expense related to commitment fees paid on the unused credit facility and amortization of deferred financing costs related to the revolving credit facility, as if the credit facility had been repaid on January 1, 2015 with net proceeds from the Company's 2016 Equity Offering.

        (EE)-The denominator used in computing pro forma earnings per share includes an adjustment relating to the common shares issued in connection with the 2016 Equity Offering, including the exercise in full of the underwriter's option to purchase additional shares, as if they were issued on January 1, 2015.

3. Adjustments to the Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2015

        (FF)-Represents the historical consolidated statement of operations of Community Healthcare Trust Incorporated for the year ended December 31, 2015 and have been derived from the audited consolidated statement of operations included in the Company's Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission ("SEC") on February 26, 2016. This historical consolidated statement of operations reflects the operations of the properties acquired during the year ended December 31, 2015 (the "2015 Properties") from the date they were acquired or financed. The historical results of operations reflect the cost of being a public company from May 28, 2015, the date of the IPO, through December 31, 2015. We estimate that incremental expenses, including amounts associated with employee salaries, insurance related to our director and officer insurance policy, legal, accounting, public company reporting, stockholder and public relations, and rent, would have been between $275 and $325 for the period from January 1, 2015 through May 28, 2015.

        (GG)-This adjustment reflects the operations of the 2015 Properties as if they had been acquired on January 1, 2015. The pro forma adjustment to depreciation and amortization for the 2015 Properties reflects estimated useful lives ranging from 20 years to 40 years for buildings and ranging from 1.2 years to 9.3 years for the at-market lease intangibles. The other adjustments column below reflects in general and administrative expenses the elimination of $832 of acquisition costs incurred related to the 2015 Properties which are included in the Company's historical results of operations for the year ended December 31, 2015. The following table summarizes the operations for these investments acquired or financed during the year ended December 31, 2015.

	IPO Properties	Asset Acquisitions	Mortgage Investment	Other Acquisitions	Other Adjustments	Total 2015 Properties
REVENUES
Rental income	$4,289	$1,142	$—	$1,875	$—	$7,306
Tenant reimbursements	1,135	4	—	355	—	1,494
Mortgage interest	—	—	890	—	—	890
	5,424	1,146	890	2,230	—	9,690

EXPENSES
Property operating	1,449	4	—	341	—	1,794
General and administrative	—	—	—	—	(832)	(832)
Depreciation and amortization	3,633	141	—	1,374	—	5,148
Bad Debts	—	—	—	—	—	—
	5,082	145	—	1,715	(832)	6,110
OTHER INCOME (EXPENSE)
Interest expense	—	—	—	—	—	—
Interest and other income, net	—	—	—	—	—	—
	—	—	—	—	—	—

NET INCOME (LOSS)	$342	$1,001	$890	$515	$832	$3,580

        (HH)-This adjustment reflects the operations of the 2016 Properties as if they had been acquired on January 1, 2015. The Other Acquisitions column below includes the aggregate operations of the insignificant acquisition of Londonderry Centre, NovaMed Surgery Center, and the funding of a mortgage note securing Chicago Behavioral Hospital and subsequent acquisition of that property. The pro forma adjustment to depreciation and amortization for the 2016 Properties reflects estimated useful lives ranging from 20 years to 40 years for buildings and ranging from 2.3 years to 6.3 years for the at-market lease intangibles. The following table summarizes the operations for these investments acquired or financed during the six months ended June 30, 2016 as if they had been acquired on January 1, 2015.

	Parkway Professional Plaza	Treasure Coast Medical Pavilion	Rockside Medical	Other Acquisitions	Total 2016 Properties
REVENUES
Rental income	$682	$805	$1,114	$3,035	$5,636
Tenant reimbursements	61	279	144	237	721
Mortgage interest	—	—	—	—	—
	743	1,084	1,258	3,272	6,357

EXPENSES
Property operating	155	279	474	411	1,319
General and administrative	—	—	—	—	—
Depreciation and amortization	352	476	1,070	1,644	3,542
Bad Debts	—	—	—	—	—
	507	755	1,544	2,055	4,861
OTHER INCOME (EXPENSE)
Interest expense	—	—	—	—	—
Interest and other income, net	—	—	—	—	—
	—	—	—	—	—

NET INCOME (LOSS)	$236	$329	$(286)	$1,217	$1,496

        (II)-This adjustment reflects the expected completion of the acquisition of the Property Under Contract, Mercy Health Medical Office Building, as if it had been acquired on January 1, 2015. For purposes of the pro forma, we assumed the Company would fund this acquisition with cash on hand. Depreciation and amortization expense has been estimated based on a preliminary allocation of the purchase price based on the Company's best estimate of fair value using available information and reflects an estimated useful life of 30 years for the building and 4.3 years for the at-market lease intangibles.

        (JJ)-Reflects in general and administrative expenses, additional compensation expense of $218 related to restricted stock awards, based upon agreements and elections in effect from the IPO, as if our IPO was consummated on January 1, 2015. Interest expense reflects expense related to commitment fees paid on the unused credit facility and amortization of deferred financing costs, as if the credit facility had been repaid on January 1, 2015 with net proceeds from the Company's 2016 Equity Offering.

        (KK)-The denominator used in computing pro forma earnings per share includes an adjustment relating to the common shares issued in connection with the IPO and the 2016 Equity Offering, including the exercise in full of the underwriter's options to purchase additional shares, as if they were issued on January 1, 2015.

4. Other Data Funds From Operations and Normalized Funds From Operations

        Funds from operations ("FFO") and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. ("NAREIT"). NAREIT defines FFO as the most commonly accepted and reported measure of a REIT's operating performance equal to "net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization related to real estate properties, and after adjustments for unconsolidated partnerships and joint ventures."

        Management believes that net income (loss), as defined under GAAP, is the most appropriate earnings measurement. However, management believes FFO and FFO per share to be supplemental measures of a REIT's performance because they provide an understanding of the operating performance of the Company's properties without giving effect to certain significant non-cash items, primarily depreciation and amortization expense. Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. However, real estate values instead have historically risen or fallen with market conditions. The Company believes that by excluding the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO and FFO per share can facilitate comparisons of operating performance between periods. The Company reports FFO and FFO per share because these measures are observed by management to also be the predominant measures used by the REIT industry and by industry analysts to evaluate REITs and because FFO per share is consistently reported, discussed, and compared by research analysts in their notes and publications about REITs. For these reasons, management has deemed it appropriate to disclose and discuss FFO and FFO per share. However, FFO does not represent cash generated from operating activities determined in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs. FFO should not be considered as an alternative to net income attributable to common stockholders as an indicator of the Company's operating performance or as an alternative to cash flow from operating activities as a measure of liquidity.

        The table below reconciles pro forma FFO to the Company's pro forma net income for the six months ended June 30, 2016 and for the year ended December 31, 2015.

	Six Months Ended June 30, 2016	Year Ended December 31, 2015
Pro forma funds from operations:
Pro forma net income	$1,213	$3,283
Pro forma real estate depreciation and amortization	7,251	14,098
Pro forma funds from operations	$8,464	$17,381
Pro forma funds from operations per common share - Diluted	$0.66	$1.36
Pro forma weighted average common shares outstanding - Diluted	12,745,451	12,758,327